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[TECH TEAM LOGO]



                                  NEWS RELEASE
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
FOR IMMEDIATE RELEASE-- APRIL 29, 1999                 International Provider of Computer Services
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National TechTeam, Inc.
835 Mason Street, Suite 200
Dearborn, Michigan  48124                                     NASDAQ/NM - "TEAM"
                                                              ------------------
CONTACT:

NATIONAL TECHTEAM, INC.             NATIONAL TECHTEAM, INC.
M. Anthony Tam                      Victoria H. Neville
Vice President and                  Director of Marketing/Communications and
Chief Financial Officer             Investor Relations
(313) 277-2277                      (313) 277-2277


                   NATIONAL TECHTEAM, INC. ANNOUNCES REVENUES
                   ------------------------------------------
                    AND EARNINGS FOR THE FIRST QUARTER 1999
                    ---------------------------------------

DEARBORN, MICHIGAN, April 29, 1999...NATIONAL TECHTEAM Inc., Nasdaq symbol ("TEAM"), today reported revenues and earnings for the first quarter 1999. For the quarter ended March 31, 1999, revenues were $34,087,210, a 28.8% increase over the $26,457,087 reported for the first quarter of 1998 and the highest revenues ever reported in the Company's history. Net income for the quarter was $226,155, or $0.02 per share, double the income from the corresponding quarter in 1998 of $141,059, or $0.01 per share.

"The market for outsourced desktop management services remains strong. We will continue to capitalize on this trend as we move forward throughout the year and into the next century. Our main focus will be on investing in our core strengths and value-added services," said Harry A. Lewis, President and CEO. "This growth in the desktop management services market is reflected in the strong growth in revenues for National TechTeam's services. For example, the Desktop Management line, including help desk, systems integration, training and staffing, increased revenues 17.7% to $21,875,018 from $18,579,735 in the first quarter 1998. These revenues and earnings are expected to grow as the new projects announced in March of 1999 are implemented and expanded."

In line with our announced cost containment efforts, we are continuing to streamline our operations and integrate our subsidiaries. As a result, Sales, General and Administrative costs continue to be reduced as a percentage of revenue.




                                     -more-


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NATIONAL TECHTEAM, INC. is a premier provider of DESKTOP MANAGEMENT SERVICES to large national and multi-national corporations, government agencies and service organizations. The Company offers its services through three global units: (i) CORPORATE SERVICES, which provides corporations with desktop management and related support services including help desk, network management & systems integration, custom training, and technical staffing. (ii) OEM CALL CENTER SERVICES, which provides end user customers of its clients with inbound telephone support for their computer products; and (iii) TECHTEAM CAPITAL GROUP, which consists primarily of leasing computer-related hardware and integrated services to corporate customers. National TechTeam is traded under the symbol "TEAM".

Information about National TechTeam and its services are available at http://www.techteam.com or by calling 1-800-522-4451.

The foregoing contains forward-looking statements. The matters expressed in such statements are subject to numerous uncertainties and risks including but not limited to general economic conditions in the markets in which TechTeam operates, fluctuation in demand for computer related services and products, and current expectations of TechTeam or its management. Should one or more of those uncertainties or risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described as forward-looking statements. TechTeam does not intend to update those forward-looking statements.


                             NATIONAL TECHTEAM, INC.
                       FIRST QUARTER RESULTS OF OPERATIONS

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     Quarter Ended March 31                                                          1999                        1998
     ----------------------                                                          ----                        ----
     Revenues                                                                 $34,087,210                 $26,457,087
     Income/(Loss) Before Tax Provisions                                          572,755                     444,459
     Tax Provisions                                                               346,600                     303,400
     Net Income/(Loss)                                                            226,155                     141,059
     Basic and Diluted Earnings / (Loss)
          Per Share                                                                  0.02                        0.01
     Weighted Average Number of Common
          Shares and Common Share
          Equivalents Outstanding
               Basic                                                           13,483,040                  15,423,402
               Diluted                                                         13,521,265                  15,635,680
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National TechTeam, Inc.
Supplementary Data for Quarterly Press Release
First Quarter 1999

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                                                                     FIRST QUARTER
                                                      -------------------------------------------
                                                                                         1999
                                                                                     OVER/(UNDER)
                                                          1999         1998              1998
                                                      ------------- ------------     -------------
Revenues

    Corporate Services
      Corporate help desk/call center services        $  9,013,943  $ 6,775,865      $ 2,238,078
      Technical staffing                                 6,470,167    7,204,655         (734,488)
      Systems integration                                4,996,296    2,750,996        2,245,300
      Training programs                                  1,394,612    1,848,219         (453,607)
                                                      ------------- ------------     -------------
                                                        21,875,018   18,579,735        3,295,283
    OEM Call Center Services                             8,210,409    5,768,203        2,442,206
    TechTeam Capital Group                               4,001,783    2,109,149        1,892,634
                                                      ------------- ------------     -------------

      Total revenues                                  $ 34,087,210  $26,457,087      $ 7,630,123
                                                      ============  ============     =============

Gross profit
      Amount                                          $  5,683,658  $ 5,058,146      $   625,512
      Percentage                                              16.7%        19.1%            (2.4)%

Earnings before Interest, Taxes,
    Depreciation and Amortication  (EBIDTA)
      Amount                                          $  5,368,569  $ 3,504,954(1)   $ 1,863,615
      Percentage                                              15.7%        13.2%             2.5%

Sales, General and Administrative
      Amount                                          $  5,065,525  $ 4,665,187      $   400,338
      Percentage                                              14.9%        17.6%            (2.7)%

Interest expense
      Amount                                          $    232,281  $   336,072      $  (103,791)
      Percentage                                               0.7%         1.3%            (0.6)%

Interest income
      Amount                                          $    191,988  $   614,087      $  (422,099)
      Percentage                                               0.6%         2.3%            (1.7)%

Income before tax provisions
      Amount                                          $    572,755  $   444,459      $   128,296
      Percentage                                               1.7%         1.7%             0.0%

Tax provisions
      Amount                                          $    346,600  $   303,400      $    43,200
      Effective tax rate
                Federal                                       33.9%        34.6%            (0.7)%
                                                      ============= ============     =============
                Other                                         40.3%        51.5%           (11.2)%
                                                      ============= ============     =============
                Total                                         60.5%        68.3%            (7.8)%
                                                      ============= ============     =============


(1) Adjusted to 1999 classifications


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                                                      First Quarter
                                                          1999
                                                      -------------
Percentage of Business by Sector
      Automotive                                              28.1%
      OEM support                                             24.1%
      Transportation services                                  4.5%
      Financial services                                       2.1%
      Government                                               4.9%
      Insurance                                                4.5%
      All Other                                               31.9%
                                                      -------------
                                                             100.0%
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